UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2011

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-14450	22-1916107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey		07606
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (201) 641-6600

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2011, the Board of Directors of AEP Industries Inc. (the “Board”) expanded the size of the Board from eight to nine directors and appointed Ira M. Belsky to the Board. Mr. Belsky will serve as a Class A director and stand for re-election at the 2014 annual meeting of stockholders. Mr. Belsky will receive compensation in accordance with the Board’s standard non-employee director compensation program. As of the date of this filing, Mr. Belsky has not been appointed to any committee of the Board. The press release announcing Mr. Belsky’s appointment to the Board is filed as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated June 8, 2011, announcing the appointment of Ira M. Belsky to the Company’s Board of Directors and Sandra Major as Vice President and Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

Date: June 8, 2011	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President - Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated June 8, 2011, announcing the appointment of Ira M. Belsky to the Company’s Board of Directors and Sandra Major as Vice President and Secretary of the Company.

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